Bloggerwave Receives Top Ranking as Commercial Blogging Company

Press Release Source: Bloggerwave Inc. On Tuesday February 16, 2010, 8:25 am EST

NEW YORK, NY--(Marketwire - 02/16/10) - Bloggerwave Inc. ("Bloggerwave") (OTC.BB:BLGW - News), a rapidly growing leader in commercial blogging, is pleased to announce that it has become one of the world's top social media optimization companies, ranking #1 in the European market and #5 in the U.S. market.

Social media optimization is a growing arm of Internet marketing, enabling companies to create excitement and expand awareness of a brand by leveraging the credibility of bloggers interested in promoting their commercial products and services. Bloggerwave's rankings are based on data gathered through Alexa Web Information Service, an Amazon.com subsidiary which makes Alexa's vast repository of information about the traffic and structure of the Web available to developers. Alexa measurements include a variety of factors such as traffic, reach, and traffic rank.

In 2009 alone, Bloggerwave has tripled the number of its campaigns from 10 per month to nearly 30 per month. The number of regular bloggers in the Company's network has grown to 29,000 and continues to expand by 1500-2000 new bloggers a month. Corporate clients include some of the world's most recognizable brands, such as McDonald's, M&M's, Citibank, CocaCola, Sony Ericsson, and Vodafone. As an international company, Bloggerwave delivers services in four languages, and provides clients with a unique tracking feature that enables them to follow the progress of their blogging campaigns.

Ulrik Thomsen, Director of Bloggerwave, stated, "Despite fierce competition in the evolving market of social media optimization, Bloggerwave has surpassed its European-based competition, and we are rapidly expanding our influence in the U.S. We continually provide our clients with measured results, which is key to our success in this competitive business environment. Our clients tell us they choose us for both the affordability and the effectiveness of our campaigns."

About Bloggerwave
Bloggerwave helps its corporate clients harness the power of the Internet by leveraging the power and credibility of blogs to promote products and services. It connects clients directly with thousands of pre-approved bloggers around the globe, giving the bloggers the opportunity to write about and review specific products or services and include a link to the company's website. Once a company is blogged about, it increases its Internet buzz, credibility, site hits, ranking on search engines -and ultimately, its bottom line. Bloggerwave has shot to the top in just three years of operation. As the #1 company in the European markets, Bloggerwave is now focused on becoming the best among its U.S. competitors.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identified in a company's annual report on Form 10-K and other filings made by such company.

For more information about Bloggerwave Inc. visit www.bloggerwaveinc.com or contact Stanley Wunderlich at (800) 625-2236 ext. 7770 or info@cfsg1.com

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